Exhibit 31.1

Certification of Chief Executive Officer Pursuant to Rule 13a-14(a)
of the Securities Exchange Act of 1934

I, Stephen W. Everett, certify that:

1.              I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Dialysis Corporation of America for the year ended December 31, 2009;

2.              Based on my knowledge, this Amendment No. 1 to the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010	/s/ Stephen W. Everett
STEPHEN W. EVERETT,
President and Chief Executive Officer